Exhibit 99.1

               ISSI Revises Guidance for September 2004 Quarter

              Schedules Quarterly Conference Call for October 28

    SANTA CLARA, Calif., Sept. 20 /PRNewswire-FirstCall/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI), announced today that it expects its revenue and earnings for the September 2004 quarter will be lower than the Company's previous guidance provided on July 22, 2004. The Company now expects that revenue for the September 2004 quarter will be in the range of approximately $30 million to $33 million. Further, the Company expects to report a loss for the quarter.

    "The quarter began with a combination of too much inventory in the channel and a seasonal slow down. We needed a strong second half of the quarter and it just has not materialized," said Jimmy Lee, Chairman and CEO. "Because of the slow down, average selling prices for our lower density SDRAMs have dropped substantially from last quarter. This decline has hurt top line revenue and squeezed gross margins. As a result, we will post a loss for the quarter."

    ISSI has scheduled its regularly held quarterly conference call for Thursday, October 28, 2004 at 1:30 p.m. Pacific time to discuss the company's financial results for the quarter ended September 30, 2004. To access ISSI's conference call via telephone, dial 719-457-2692 by 1:20 p.m. Pacific time on October 28. If you plan to participate in the call, please RSVP either by telephone at 408-969-4774, or by email to ir@issi.com. The call will be webcast from ISSI's website at www.issi.com. No separate conference call will be held in conjunction with today's release.

    About ISSI

    ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications and (iv) automotive electronics. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets EEPROM, SmartCards and is developing selected non-memory products focused on its key markets. ISSI is headquartered in Silicon Valley with worldwide offices in China, Europe, Hong Kong, India, Korea and Taiwan. Visit our web site at www.issi.com.

    Safe Harbor Statement

    The statements in this press release regarding our estimated September 2004 quarter revenue, earnings/loss, and average selling prices are forward-looking statements that are subject to risks. Actual results may differ materially from current expectations due to many factors, including adverse changes in market conditions, further reductions in average selling prices, reductions in book value of the inventory, the Company's inability to effectively reduce expenses, manufacturing yields, order cancellations, order rescheduling, decreasing demand, product warranty claims, competition, the level and value of inventory held by OEM customers or the Company, completion of financial statements for the September 2004 quarter and fiscal year end, or other factors. Stockholders of ISSI are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. ISSI does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances, or new information after this September 20, 2004 press release, or to reflect the occurrence of unanticipated events. Further information that could affect the Company's results is detailed in ISSI's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10K for the fiscal year ended September 30, 2003 and its Quarterly Report for the fiscal quarter ended June 30, 2004.

SOURCE  Integrated Silicon Solution, Inc.
    -0-                             09/20/2004
    /CONTACT: Suzanne Weaver, Investor Relations, +1-408-969-4774, or Gary L. Fischer, President & COO, +1-408-969-4612, both of Integrated Silicon Solution, Inc., ir@issi.com/
    /Web site:  http://www.issi.com /
    (ISSI)

CO:  Integrated Silicon Solution, Inc.
ST:  California
IN:  CPR SEM CSE
SU:  CCA